UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant   ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

FIRST BANCORP.
(Name of Registrant as Specified In Its Charter)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

1519 PONCE DE LEON AVENUE

SAN JUAN, PUERTO RICO 00908

(787) 729-8200

PROXY STATEMENT

The Board of Directors of First BanCorp. (the “Corporation”) is furnishing this Proxy Statement to solicit from holders of shares of our 7.125% Noncumulative Perpetual Monthly Income Preferred Stock, Series A (“Series A Preferred Stock”), 8.35% Noncumulative Perpetual Monthly Income Preferred Stock, Series B (“Series B Preferred Stock”), 7.40% Noncumulative Perpetual Monthly Income Preferred Stock, Series C (“Series C Preferred Stock”), 7.25% Noncumulative Perpetual Monthly Income Preferred Stock, Series D (“Series D Preferred Stock”), and 7.00% Noncumulative Perpetual Monthly Income Preferred Stock, Series E (“Series E Preferred Stock”; collectively, “Preferred Stock”), proxies that will permit action by written consent in lieu of a stockholder meeting with respect to an amendment to delete the text of paragraph 2 of Section F., Voting Rights, of the certificate of designation (the “Preferred Stock Amendment”) for each series of our outstanding Preferred Stock. Paragraph 2 of Section F. permits holders of our Preferred Stock to appoint two additional members to our Board of Directors when the Corporation has not paid dividends in full on the Preferred Stock for 18 monthly dividend periods (whether consecutive or not). Holders of Preferred Stock currently have this right given that the Corporation has not paid dividends since August 2009.

The affirmative written consent of holders of at least two-thirds of the aggregate liquidation preference of the outstanding shares of a series of Preferred Stock is required to approve the Preferred Stock Amendment. In addition, the affirmative written consent of holders of at least a majority of our outstanding shares of Common Stock, par value $0.10 per share (the “Common Stock”), is required to approve the Preferred Stock Amendment. The form of the proposed amendment to each certificate of designation is attached hereto as Attachment A. Approval of the Preferred Stock Amendment is a condition to completion of the exchange offer (the “Exchange Offer”) that we commenced on the date hereof. None of the certificates of designation will be amended unless the requisite approval from holders of each series of Preferred Stock is obtained.

We are offering to issue up to 10,087,488 shares of Common Stock in exchange for the $63,046,800 aggregate liquidation preference of Preferred Stock that is outstanding, upon the terms and subject to the conditions set forth in our preliminary prospectus dated February 14, 2013 (the “Prospectus”), and in the related letter of transmittal. The Prospectus is included in our registration statement on Form S-4, Registration No. 333-185393, which has been filed with the U.S. Securities and Exchange Commission (the “SEC”). A Form for Tendering Holders, which provides a form of proxy in favor of the Preferred Stock Amendment, is part of the letter of transmittal accompanying the Prospectus. A detachable Form for Non-tendering Holders, which is a form of proxy, is also attached to the letter of transmittal for holders of Preferred Stock that do not tender shares in the Exchange Offer.

This Proxy Statement is being delivered to you in connection with the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on March 18, 2013 (the “Expiration Date”), unless extended or earlier terminated by us. The Board of Directors will set the record date for determining holders of Preferred Stock entitled to grant their proxy as March 11, 2013, the date that is five business days before the Expiration Date (the “Record Date”). If you acquire your shares of Preferred Stock after the Record Date, you may still participate in the Exchange Offer as long as you tender your shares of Preferred Stock prior to the Expiration Date. The deadline for granting your proxy is the Expiration Date. You should exercise your right to vote on the Preferred Stock Amendment now even though the Record Date has not yet been set. This Proxy Statement and the forms of proxy, which are included in the letter of transmittal, were first provided to stockholders on February 14, 2013. If the Preferred Stock Amendment is approved, the effective date of the amendment will be no earlier than 20 business days after the Record Date.

As described in the Prospectus, to participate in the Exchange Offer you must grant a proxy to the individuals appointed by the Corporation as proxies (the “proxyholders”) to execute a written consent (“Consent”) in favor of the Preferred Stock Amendment except if you are not a holder of shares of Preferred Stock as of the Record Date. If you are the beneficial owner of shares of Preferred Stock, you must contact your broker, securities dealer, custodian, commercial bank, trust company or other nominee and follow its instructions regarding how to grant the required proxy. If you are a stockholder of record of shares of Preferred Stock, your execution of the Form for Tendering Holders in the manner specified in the letter of transmittal, will provide the required proxy.

Holders of Preferred Stock that is not tendered in the Exchange Offer will receive a fee of $0.25 per share of Preferred Stock for their proxies in favor of the Preferred Stock Amendment (the “Consent Fee”) if the Preferred Stock Amendment is approved. No Consent Fee will be paid with respect to tendered Preferred Stock.

If you are a beneficial owner of shares of Preferred Stock and you withdraw your shares of Preferred Stock tendered in the Exchange Offer by following the procedures established by your broker, securities dealer, custodian, commercial bank, trust company or other nominee, such withdrawal will revoke your proxy. In such a case, if you want to grant a proxy, you must follow the instructions of your nominee to grant a proxy to the proxyholders with respect to the Preferred Stock Amendment on or prior to the Expiration Date.

If you are a stockholder of record and you withdraw your shares of Preferred Stock tendered in the Exchange Offer by informing Computershare (the “Exchange Agent”) on or prior to the Expiration Date that you are withdrawing your shares, such withdrawal will revoke your proxy. In such a case, if you want to grant a proxy, you must execute a Form for Non-tendering Holders to grant a proxy to the proxyholders with respect to the Preferred Stock Amendment on or prior to the Expiration Date.

If you are a beneficial owner of shares of Preferred Stock and do not want to exchange your shares of Preferred Stock, to grant a proxy with respect to the Preferred Stock Amendment, you must contact your broker, securities dealer, custodian, commercial bank, trust company or other nominee and follow its instructions regarding how to grant a proxy to the proxyholders with respect to the Preferred Stock Amendment. If you are a stockholder of record of shares of Preferred Stock and do not want to exchange your shares of Preferred Stock, to grant a proxy with respect to the Preferred Stock Amendment, you must complete the detachable Form for Non-tendering Holders provided in the letter of transmittal accompanying the Prospectus and deliver it to the Exchange Agent.

If you are a beneficial owner, to revoke your voting instructions with respect to the Preferred Stock Amendment, you must contact your broker, securities dealer, custodian, commercial bank, trust company or other nominee and follow its instructions. If you are a stockholder of record of shares of Preferred Stock, you may revoke your proxy with respect to the Preferred Stock Amendment at any time on or prior to the Expiration Date of the Exchange Offer by contacting the Exchange Agent.

This Proxy Statement provides you with important information about the Preferred Stock Amendment. We encourage you to read it carefully. The Prospectus provides you with information about the Exchange Offer. To obtain more information about the Corporation, see “Where You Can Find Additional Information” below.

It is important that your shares be represented regardless of the number of shares you own. If you own shares in more than one series, or in more than one name, or if your stock is registered in more than one way, you may receive more than one copy of this Proxy Statement, the Prospectus, and the letter of transmittal. If so, please sign and return the documents that you receive in the manner specified in the letter of transmittal. Your proxy is revocable at any time on or prior to the Expiration Date.

QUESTIONS AND ANSWERS ABOUT THE PROXY SOLICITATION

What is the purpose of this proxy solicitation?

This proxy solicitation requests that you grant a proxy to the proxyholders to vote by written Consent with respect to the Preferred Stock Amendment. If required approvals are received, the Preferred Stock Amendment will remove the provision in the certificate of designation for each series of Preferred Stock that entitles the holders of Preferred Stock to appoint two additional members to our Board of Directors when the Corporation has not paid dividends in full on the Preferred Stock for 18 monthly dividend periods (whether consecutive or not).

If the Preferred Stock Amendment is approved, the effective date of the amendment will be no earlier than 20 business days after the Record Date.

Will I be able to participate in the Exchange Offer if I do not grant a proxy to the proxyholders to execute a written Consent in favor of the Preferred Stock Amendment?

No.

What is the consequence of approval of the Preferred Stock Amendment?

If the Preferred Stock Amendment is approved, any holders of Preferred Stock remaining after completion of the Exchange Offer will not have the right to appoint two directors to our Board of Directors, even though the Corporation has not paid dividends to holders of Preferred Stock since August 2009.

What materials should I receive?

You should receive this Proxy Statement, the Prospectus, and a letter of transmittal, which contains the Form for Tendering Holders to be used if you are participating in the Exchange Offer and the detachable Form for Non-tendering Holders to be used if you are not participating in the Exchange Offer.

Who is soliciting my proxy?

The Board of Directors of the Corporation is soliciting your proxy with respect to the Preferred Stock Amendment.

What is the Board of Directors’ recommendation?

The Board of Directors has approved and declared advisable the Preferred Stock Amendment and recommends that you vote in favor of the Preferred Stock Amendment.

Who is entitled to grant a proxy?

Holders of Preferred Stock as of the Record Date are entitled to grant their proxy.

Since the Record Date is a date in the future, can I grant a proxy before the Record Date is set?

Yes. Beneficial owners and stockholders of record of Preferred Stock can grant a proxy before the Record Date is set. Any person who purchases Preferred Stock after the date of the commencement of the proxy solicitation will receive the Prospectus, this Proxy Statement and a letter of transmittal and will have the right to grant a proxy until the Expiration Date. If you are not a beneficial owner or a stockholder of record of shares of Preferred Stock as of the Record Date, your proxy will be disregarded. The Board of Directors will set the Record Date for determining holders of Preferred Stock entitled to grant their proxy as March 11, 2013, the date that is five business days before the Expiration Date.

If you acquire your shares of Preferred Stock after the Record Date, you may still participate in the Exchange Offer as long as you tender your shares of Preferred Stock prior to the Expiration Date.

Will there be a meeting of stockholders with respect to the Preferred Stock Amendment?

No. To save the expense associated with holding a special meeting, the Board of Directors is soliciting proxies that grant a proxy to the proxyholders to vote by written Consent with respect to the Preferred Stock Amendment from holders of our Preferred Stock and Common Stock pursuant to Section 3657 of the Puerto Rico Corporations Act and consistent with our Restated Articles of Incorporation.

What stockholder approval is required for the adoption of the Preferred Stock Amendment?

The affirmative written consent of holders of at least two-thirds of the outstanding aggregate liquidation preference of the outstanding shares of each series of Preferred Stock and the affirmative written consent of holders of at least a majority of our outstanding shares of Common Stock is required to approve the Preferred Stock Amendment. None of the certificates of designation will be amended unless the requisite approval from holders of each series of Preferred Stock is obtained.

How many shares of Preferred Stock are outstanding and how many votes per share of Preferred Stock are permitted?

As of February 7, 2013, 2,521,872 shares of Preferred Stock are outstanding, consisting of 450,195 shares of Series A Preferred Stock, 475,987 shares of Series B Preferred Stock, 460,611 shares of Series C Preferred Stock, 510,592 shares of Series D Preferred Stock, and 624,487 shares of Series E Preferred Stock. Each share of Preferred Stock is entitled to one vote.

What is the difference between a beneficial owner and a stockholder of record?

Beneficial Owner. If your shares of Preferred Stock are held by a broker, securities dealer, custodian, commercial bank, trust company or other nominee, you are considered the beneficial owner of shares held in “street name,” and the proxy and Exchange Offer materials are being forwarded to you by your broker, securities dealer, custodian, commercial bank, trust company or other nominee, who is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to instruct your broker, securities dealer, custodian, commercial bank, trust company or other nominee on whether to tender your shares in the Exchange Offer and what action to take with respect to the Preferred Stock Amendment and such nominee may take no action unless you provide such instructions.

Stockholder of Record. If your shares of Preferred Stock are registered in your name with our transfer agent, Computershare, you are considered the stockholder of record with respect to those shares, and the proxy and Exchange Offer materials are being sent directly to you for your consideration.

What is the deadline for granting my proxy?

The deadline for granting your proxy is the Expiration Date, which is 5:00 p.m., New York City time, on March 18, 2013, unless the Exchange Offer is extended in accordance with applicable law or earlier terminated by us. Any extension of the Expiration Date will be followed as promptly as practicable by a public announcement thereof to be issued no later than 9:00 a.m., New York City time, on the next business day after the last previously scheduled Expiration Date.

How do I grant a proxy with respect to the Preferred Stock Amendment if I want to participate in the Exchange Offer?

If you are a beneficial owner of shares of Preferred Stock and you want to grant a proxy to the proxyholders to vote by written Consent in favor of the Preferred Stock Amendment in order to participate in the Exchange Offer, you must contact your broker, securities dealer, custodian, commercial bank, trust company or other nominee and follow its instructions. You are urged to instruct your broker, securities dealer, custodian, commercial bank, trust company or other nominee promptly in order to allow adequate time for processing your instructions. We may disregard and give no effect to tenders received by the Exchange Agent after the Expiration Date.

If you are a stockholder of record of shares of Preferred Stock and you want to grant a proxy to the proxyholders to vote by written Consent in favor of the Preferred Stock Amendment and you want to participate in the Exchange Offer, you must execute and deliver your letter of transmittal, including the Form for Tendering Holders, to the Exchange Agent on or prior to the Expiration Date. The Form for Tendering Holders will evidence your grant of a proxy to the proxyholders to execute a written Consent in favor of the Preferred Stock Amendment. To participate in the Exchange Offer, you must also validly tender the stock certificate(s) representing your shares of Preferred Stock.

If you want to grant a proxy to the proxyholders to execute a written Consent with respect to the Preferred Stock Amendment without tendering shares of Preferred Stock in the Exchange Offer, see “How do I grant a proxy to the proxyholders to execute a written Consent with respect to the Preferred Stock Amendment without participating in the Exchange Offer?” below.

How do I grant a proxy to the proxyholders to execute a written Consent with respect to the Preferred Stock Amendment without participating in the Exchange Offer?

If you are a beneficial owner of shares of Preferred Stock and you want to grant a proxy to the proxyholders to execute a written Consent with respect to the Preferred Stock Amendment without participating in the Exchange Offer, you must contact your broker, securities dealer, custodian, commercial bank, trust company or other nominee and follow its instructions regarding how to grant a proxy with respect to the Preferred Stock Amendment. You are urged to instruct your broker, securities dealer, custodian, commercial bank, trust company or other nominee promptly in order to allow adequate time for processing your instructions.

If you are a stockholder of record and you want to grant a proxy to the proxyholders to execute a written Consent with respect to the Preferred Stock Amendment without participating in the Exchange Offer, you must execute, detach and deliver to the Exchange Agent the Form for Non-tendering Holders, which is attached to the letter of transmittal, on or prior to the Expiration Date.

Holders of Preferred Stock that is not tendered in the Exchange Offer will receive a fee of $0.25 (the “consent fee”) per share of Preferred Stock for their proxies in favor of the Preferred Stock Amendment if the Preferred Stock Amendment is approved. See “Material U.S. Federal Income Tax Considerations Regarding Consent Fees” and “Puerto Rico Tax Considerations Regarding Consent Fees” below. However, if such holders sell the shares for which their proxies were granted prior to the Record Date, such holders will not be entitled to receive the consent fee and their proxies will be disregarded with respect to such shares.

How can I revoke my proxy?

If you are a beneficial owner of shares of Preferred Stock and want to revoke your proxy with respect to the Preferred Stock Amendment, you must follow the procedures established by your broker, securities dealer, custodian, commercial bank, trust company or other nominee so that your proxy may be revoked on or prior to the Expiration Date. If you revoke your proxy in favor of the Preferred Stock Amendment, you will not receive a consent fee. If you tendered your shares of Preferred Stock for exchange in the Exchange Offer, revocation of your proxy will withdraw your tender.

If you are a stockholder of record and want to revoke your proxy with respect to the Preferred Stock Amendment, you must inform the Exchange Agent, on or prior to the Expiration Date, that you are revoking your proxy. If you deliver a later-dated proxy to the Exchange Agent, the Exchange Agent will disregard your earlier-dated proxy. If you tendered your shares of Preferred Stock for exchange in the Exchange Offer, revocation of your proxy will withdraw your tender.

What happens if my tendered shares are not accepted?

If your tendered shares of Preferred Stock are not accepted for exchange because the tender is not in proper form, or holders of at least two-thirds of the outstanding aggregate liquidation preference of the outstanding shares of the series of Preferred Stock that you own and/or holders of at least a majority of our outstanding Common Stock do not consent to the Preferred Stock Amendment, or our acceptance of the tender would be unlawful in our opinion, or tendered shares are not accepted for any other reason pursuant to the terms and conditions of the Exchange Offer, such shares will be returned without expense to you or, in the case of shares of Preferred Stock tendered by book-entry transfer, such shares will be credited to an account maintained at The Depository Trust Company designated by the participant who delivered such shares, in each case, promptly following the expiration, withdrawal or termination, as applicable, of the Exchange Offer. Any holders of tendered shares of Preferred Stock that are not accepted for payment will be deemed to have not granted a proxy with respect to the Preferred Stock Amendment.

What if I am a beneficial owner of shares of Preferred Stock and do not instruct my nominee as to how to grant a proxy with respect to the Preferred Stock Amendment?

If you are a beneficial owner of shares of Preferred Stock and you do not instruct your broker, securities dealer, custodian, commercial bank, trust company or other nominee regarding how to grant a proxy with respect to the Preferred Stock Amendment, your nominee will not be able to grant a proxy with respect to the Preferred Stock Amendment and you will be deemed to have voted against the Preferred Stock Amendment. Your nominee does not have discretion to grant a proxy on your behalf with respect to the Preferred Stock Amendment.

What if I am a stockholder of record of shares of Preferred Stock and deliver an executed letter of transmittal, including the Form for Tendering Holders, or an executed Form for Non-tendering Holders, but do not indicate my decision with respect to the Preferred Stock Amendment?

If you are a stockholder of record and return an executed letter of transmittal, including the Form for Tendering Holders or the Form for Non-tendering Holders, without indicating your decision on the Preferred Stock Amendment, you will be deemed to have granted a proxy to the proxyholders to execute a written Consent in favor of the Preferred Stock Amendment.

What if I am a stockholder of record of shares of Preferred Stock and I do not deliver to the Exchange Agent a letter of transmittal or a Form for Non-tendering Holders?

If you are a stockholder of record and do not deliver to the Exchange Agent an executed letter of transmittal or a Form for Non-tendering Holders, you will be deemed to have voted against the Preferred Stock Amendment.

Who will tabulate the votes for the Preferred Stock Amendment?

The Exchange Agent will tabulate the proxies received, which will determine whether there are sufficient votes to approve the Preferred Stock Amendment.

What should I do if I receive more than one set of proxy and Exchange Offer materials?

Complete, sign, date and return each letter of transmittal that you receive, including the Form for Tendering Holders or the Form for Non-tendering Holders, so that all of your shares are represented with respect to the Preferred Stock Amendment. You may receive more than one copy of the proxy and Exchange Offer materials if you own shares in more than one series, or more than one name, or if your stock is registered in more than one way.

Who will bear the cost of soliciting proxies?

The Corporation will pay the cost of soliciting proxies. In addition to soliciting proxies by mail, we may solicit proxies by personal interview, telephone or otherwise. The Board has engaged Georgeson Inc. to aid in the solicitation of proxies from holders of Preferred Stock and Common Stock with respect to the Preferred Stock Amendment. The cost is estimated at $8,500, plus reimbursement of reasonable out-of-pocket expenses. Our directors, officers and employees may also solicit proxies but will not receive any additional compensation for such services. Proxy and Exchange Offer materials will also be distributed at our expense by brokers, nominees, custodians and other similar parties, and we will pay a fee to soliciting dealers and Sandler O’Neill & Partners, L.P. (the “Dealer Manager”) in connection with the solicitation of tenders and proxies that permit the proxyholders to execute a written Consent in favor of the Preferred Stock Amendment. See “Dealer Manager Fee” and “Soliciting Dealer Fee” below.

Who should I contact if I have questions?

Any questions or requests for assistance concerning the proxy solicitation or the Exchange Offer should be directed to the Dealer Manager. Any questions regarding the procedures for granting or revoking your proxy, or filling out the forms of proxy contained in the letter of transmittal, or requests for additional copies of the proxy and Exchange Offer materials should be directed to the Exchange Agent or Georgeson Inc. (the “Information Agent”).

The Dealer Manager for the Exchange Offer is:

1251 Avenue of the Americas, 6th Floor

New York, New York 10020

866-805-4128 (toll-free)

212-466-7807 (collect)

Attn: Liability Management Group

The Exchange Agent for the Exchange Offer is:

Computershare

By Mail: Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By Overnight Courier: Computershare c/o Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021

The Information Agent for the Exchange Offer is:

Georgeson Inc.

199 Water Street, 26th Floor

New York, NY 10038

All Holders, Banks and Brokers Call: 866-856-6388

THE EXCHANGE OFFER

We are offering to issue up to 10,087,488 shares of our Common Stock in exchange for any and all issued and outstanding shares of our Preferred Stock. We decided to conduct the Exchange Offer to further improve the quality of our capital for regulatory purposes and to simplify our capital structure. In addition, approval of the Preferred Stock Amendment will result in the removal of the provision in the certificate of designation for each series of Preferred Stock that entitles the holders of Preferred Stock to appoint two additional members to our Board of Directors when the Corporation has not paid dividends in full on the Preferred Stock for 18 monthly dividend periods (whether consecutive or not), which removal will enhance the Corporation’s ability to comply with contractual requirements related to the composition of the Board of Directors and the qualification of directors, and will eliminate the potential for increased disparity between the economic interest and Board representation of holders of Preferred Stock.

To participate in the Exchange Offer, tendering holders of Preferred Stock must grant a proxy to execute a written Consent in favor of the Preferred Stock Amendment, as described below under Preferred Stock Amendment except if a tendering holder is not a holder of shares of Preferred Stock as of the Record Date. Holders of Preferred Stock that are not tendered in the Exchange Offer will receive a fee of $0.25 per share of Preferred Stock for their proxies in favor of the Preferred Stock Amendment if the Preferred Stock Amendment is approved. See “Material U.S. Federal Income Tax Considerations Regarding Consent Fees” and “Puerto Rico Tax Considerations Regarding Consent Fees” below. No fee will be paid with respect to tendered shares of Preferred Stock.

For each share of Preferred Stock that we accept for exchange in accordance with the terms of the Exchange Offer, we will issue a number of shares of our Common Stock having the aggregate dollar value (based on the Relevant Price, as defined in the Prospectus) equal to the applicable exchange value noted in the table on the front cover page of the Prospectus delivered to holders of Preferred Stock, except if the requisite number of shares would include a fractional share or the Relevant Price is equal to the Minimum Share Price, as defined in the Prospectus. We will not issue fractional shares of our Common Stock in the Exchange Offer and no cash will be paid for fractional shares. Instead, the number of shares of Common Stock received by each holder whose shares of Preferred Stock are accepted for exchange in the Exchange Offer will be rounded down to the nearest whole number.

PREFERRED STOCK AMENDMENT

The Board of Directors is soliciting proxies from holders of each series of Preferred Stock that grant a proxy to the proxyholders to vote by written consent to amend each respective certificate of designation to delete the text of paragraph 2 of Section F., Voting Rights, which provides the right to holders of Preferred Stock to appoint two additional members to our Board of Directors when the Corporation has not paid dividends in full on the Preferred Stock for 18 monthly dividend periods (whether consecutive or not), (defined herein as the Preferred Stock Amendment). The affirmative written consent of holders of at least two-thirds of the outstanding aggregate liquidation preference of the outstanding shares of a series of Preferred Stock as of the Record Date is required to approve the Preferred Stock Amendment. In addition, we are seeking the consent of the holders of our Common Stock to approve the Preferred Stock Amendment because the affirmative written consent of holders of at least a majority of all outstanding shares of Common Stock is required to approve the Preferred Stock Amendment. None of the certificates of designation will be amended unless the requisite approval from holders of each series of Preferred Stock is obtained. If the Preferred Stock Amendment is approved, the effective date of the amendment will be no earlier than 20 business days after the Record Date. If the Preferred Stock Amendment is approved, any holders of Preferred Stock remaining after completion of the Exchange Offer will not have the right to appoint two directors to our Board of Directors, even though the Corporation has not paid dividends to holders of Preferred Stock since August 2009.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS REGARDING CONSENT FEES

Non-tendering U.S. Holders

The U.S. federal income tax consequences of a holder delivering a proxy in favor of the Preferred Stock Amendment when such holder does not tender shares pursuant to the Exchange Offer (a “Non-tendering Holder”) and accepts a Consent Fee in exchange for such proxy are subject to uncertainty. While not free from doubt, the Corporation intends to take the position that the Consent Fees are paid in connection with the performance of services and are taxable as ordinary income. The Corporation has been advised by its Puerto Rico tax counsel that Consent Fees paid to Non-tendering U.S. Holders should generally not be subject to withholding in Puerto Rico. However, since the Corporation will not be able to distinguish between U.S. Holders (as defined below) and other Non-tendering Holders with respect to the payment of the Consent Fees, it has been advised by its Puerto Rico counsel that it should withhold on the Consent Fees paid to all Non-tendering Holders at a rate of 7%. The Corporation has decided to gross-up the Consent Fee in respect of the 7% Puerto Rico withholding tax remitted to the Puerto Rico taxing authority. As a result, the net amount of the Consent Fee (after taking into account the 7% Puerto Rico withholding tax) will be $0.25 per share of Preferred Stock for which a proxy in favor of the Preferred Stock Amendment is delivered. The Corporation intends to treat such grossed-up Puerto Rico withholding tax payment as an additional amount paid in connection with the performance of services and taxable as ordinary income for U.S. federal income tax consequences. The Corporation believes the Consent Fees paid to Non-tendering U.S. Holders are from sources within the United States for U.S. federal income tax purposes, including for the purpose of determining the U.S. Holder’s foreign tax credit limitations. Assuming that a U.S. Holder is entitled to a refund of the 7% withholding tax from the Puerto Rico tax authorities, as discussed under “PUERTO RICO TAX CONSIDERATIONS REGARDING CONSENT FEES” below, the U.S. Holder will not be entitled to a foreign tax credit for the 7% Puerto Rico withholding tax. As used herein, the term “U.S. Holder” means a beneficial owner of shares of Preferred Stock that does not own directly, constructively or by attribution 10% or more of the voting stock of First BanCorp and is, for U.S. federal income tax purposes:

•	a citizen or resident individual of the U.S.;

•	a domestic corporation;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

The term “U.S. Holder” does not include individual Puerto Rico Holders nor does it include Puerto Rico corporations. Please consult your tax advisor concerning the tax treatment to you of the Consent Fees based on your own particular circumstances, including the ability to claim a refund of any Puerto Rico withholding taxes paid on your behalf with respect to the Consent Fees and the United States foreign tax credit consequences of such payments.

Non-tendering Puerto Rico Holders

In general, income from the Consent Fee paid for a proxy in favor of the Preferred Stock Amendment to a Puerto Rico Holder (as defined below) who does not tender shares in the Exchange Offer will constitute income from sources within Puerto Rico, and will not be includible in such stockholder’s gross income for, and will be exempt from, U.S. federal income taxation. As used herein, the term “Puerto Rico Holder” means an individual who is a bona fide resident of Puerto Rico during the entire taxable year (or, in certain cases, a portion thereof) within the meaning of Sections 933 and 937 of the Internal Revenue Code of 1986, as amended (the “Code”). Please consult your tax advisor concerning the tax treatment to you of the Consent Fees based on your own particular circumstances.

Non-tendering Puerto Rico Corporations

In general, income from the Consent Fee paid for a proxy in favor of the Preferred Stock Amendment to a Puerto Rico corporation (as defined below) that does not tender shares in the Exchange Offer will not, in the hands of the Puerto Rico corporation, be subject to U.S. federal income tax if the fee is not effectively connected with a United States trade or business of the Puerto Rico corporation. The Code provides special rules for Puerto Rico corporations that are “Controlled Foreign Corporations,” “Personal Holding Companies,” or “Passive Foreign Investment Companies” for U.S. federal income tax purposes. As used herein, the term “Puerto Rico corporation” means a corporation created or organized in or under the laws of Puerto Rico. Please consult your tax advisor concerning the tax treatment to you of the Consent Fees based on your own particular circumstances.

Impact on Tendering U.S. Holders, Puerto Rico Holders, and Puerto Rico Corporations.

Although Consent Fees are not being paid to the tendering Holders (as defined below), the payment of Consent Fees to the Non-tendering Holders and the requirement that the tendering Holders grant a proxy in favor of the Preferred Stock Amendment subject the tendering Holders to uncertainty as to whether any portion of the Common Stock they receive pursuant to the Exchange Offer will be treated as paid in exchange for services and, therefore, taxable as ordinary income rather than treated as received in a recapitalization within the meaning of Section 368(a)(1)(E) of the Code for federal income tax purposes. In the opinion of Morgan, Lewis & Bockius, LLP, however, it is unlikely that the IRS would successfully claim that Common Stock received by tendering Holders pursuant to the Exchange Offer is properly treated as paid in exchange for services and, therefore, taxable as ordinary income rather than treated as received in a recapitalization within the meaning of Section 368(a)(1)(E) of the Code as a result of the Consent Fees paid to Non-tendering Holders in exchange for proxies in favor of the Preferred Stock Amendment. This belief is based on a number of factors including the following: (1) it is a condition precedent for a tendering Holder to participate in the Exchange Offer to grant a proxy in favor of the Preferred Stock Amendment and the Corporation will not pay tendering Holders Consent Fees with respect to Preferred Stock exchanged for our Common Stock in the Exchange Offer; (2) the tendering Holders must surrender Preferred Stock owned as well as all rights held thereunder in order to participate in the Exchange Offer with respect to such Preferred Stock; (3) the liquidation preference associated with all Preferred Stock to which the Exchange Offer relates is greater than the Exchange Value; (4) a nonbinding IRS ruling suggests that consents given as part of a taxable sale of debt securities do not cause the sale to be bifurcated into a property exchange component and a service component for federal income tax purposes; and (5) customary factual representations contained in a certain tax certificate executed by officers of First BanCorp. As used herein, the term “Holders” means U.S. Holders, Puerto Rico Holders, and Puerto Rico corporations, collectively. Please consult your own tax advisor concerning the tax consequences to you of the Consent Fees payable to the Non-tendering Holders based on your own particular circumstances.

PUERTO RICO TAX CONSIDERATIONS REGARDING CONSENT FEES

Non-tendering Holders

The Puerto Rico income tax consequences of a Non-tendering Holder that accepts a Consent Fee in exchange for a proxy in favor of the Preferred Stock Amendment are subject to uncertainty. While not free from doubt, First BanCorp intends to take the position that the Consent Fees are paid in connection with the performance of services and are taxable as ordinary income and will constitute Puerto Rico source income to the extent such services are deemed to have been rendered in Puerto Rico. In general, income from the Consent Fees paid to Non-tendering Holders that are not residents of Puerto Rico should not be deemed to constitute income for services rendered in Puerto Rico and, thus, such Consent Fees should not be subject to Puerto Rico income and/or withholding tax.

Subject to certain exceptions provided in the Puerto Rico Internal Revenue Code of 2011, as amended (the “PR Code”), payments for services rendered in Puerto Rico by non-employees are subject to a 7% Puerto Rico withholding tax. First BanCorp has been advised that it will not be able to establish the residency of the Non-tendering Holders and/or whether such Non-tendering Holders fall within one of the exceptions from withholding provided in the PR Code. Therefore, First BanCorp will make the corresponding 7% Puerto Rico withholding at source from all Consent Fees paid to Non-tendering Holders. First BanCorp has agreed to gross-up the Consent Fee in respect of the 7% Puerto Rico withholding tax remitted to the Puerto Rico taxing authority. As a result, the net amount of the Consent Fee (after taking into account the 7% Puerto Rico withholding tax) will be $0.25 per share of Preferred Stock for which a proxy in favor of the Preferred Stock Amendment is delivered. First BanCorp intends to treat such grossed-up Puerto Rico withholding tax payment as an additional amount paid in connection with the performance of services and taxable as ordinary income for Puerto Rico income tax consequences. However, as discussed above, generally, Non-tendering Holders that are not residents of Puerto Rico should not be subject to Puerto Rico income and/or withholding tax on the Consent Fees paid to them. Thus, such non-Puerto Rico resident Non-tendering Holders should be entitled to claim a refund for the 7% Puerto Rico withholding tax. Please consult your tax advisor concerning the tax treatment to you of the Consent Fees based on your own particular circumstances, including the ability to claim a refund of any Puerto Rico withholding taxes paid on your behalf with respect to the Consent Fees and, if you are a U.S. Holder, the United States foreign tax credit consequences of such payments.

Impact on Tendering Holders

Although Consent Fees are not being paid to the tendering holders, the payment of Consent Fees to the Non-tendering Holders and the requirement that the tendering holders grant a proxy in favor of the Preferred Stock Amendment subject the tendering holders to uncertainty as to whether any portion of our Common Stock they receive pursuant to the Exchange Offer will be treated as paid in exchange for services and, therefore, taxable as ordinary income rather than treated as received in a recapitalization within the meaning of Section 1034.04(g)(1)(E) of the PR Code for Puerto Rico income tax purposes. In the opinion of Pietrantoni Mendez & Alvarez LLC, however, it is unlikely that the Puerto Rico Treasury Department would successfully claim that the Common Stock received by tendering holders pursuant to the Exchange Offer is properly treated as paid in exchange for services and, therefore, taxable as ordinary income rather than treated as received in a recapitalization within the meaning of Section 1034.04(g)(1)(E) of the PR Code as a result of the Consent Fees paid to Non-tendering Holders in exchange for proxies in favor of the Preferred Stock Amendment. This belief is based on a number of factors including the following: (1) it is a condition precedent for a tendering holder to participate in the Exchange Offer to grant a proxy in favor of the Preferred Stock Amendment and First BanCorp will not pay tendering holders Consent Fees with respect to Preferred Stock exchanged for our Common Stock in the Exchange Offer; (2) the tendering holders must surrender Preferred Stock owned as well as all rights held thereunder in order to participate in the Exchange Offer with respect to such Preferred Stock; (3) the liquidation preference associated with all Preferred Stock to which the Exchange Offer relates is greater than the Exchange Value; (4) a nonbinding IRS ruling, interpreting similar provisions of law contained in the PR Code, suggests that consents given as part of a taxable sale of securities do not cause the sale to be bifurcated into a property exchange component and a service component for federal income tax purposes; and (5) customary factual representations contained in a certain tax certificate executed by officers of First BanCorp. Please consult your own tax advisor concerning the tax consequences to you of the Consent Fees payable to the Non-tendering Holders based on your own particular circumstances.

SOLICITING DEALER FEE

The Corporation will pay brokers, securities dealers, custodians, commercial banks, trust companies and other nominees that solicit tenders or proxies from holders of Preferred Stock (each a “soliciting dealer”) a fee in an amount equal to $0.125 for each share of Preferred Stock owned by a holder of fewer than 10,000 shares of Preferred Stock if such soliciting dealer’s soliciting activities result in (i) the tender of shares by such holder and the Corporation’s acceptance of such shares of Preferred Stock in the Exchange Offer or (ii) such holder’s grant of a proxy in favor of the Preferred Stock Amendment, provided the Preferred Stock Amendment is approved.

To be eligible to receive the Soliciting Dealer Fee, a properly completed soliciting dealer form must be delivered by the relevant soliciting dealer to the Exchange Agent on or prior to the Expiration Date. We will, in our sole discretion, determine whether a broker has satisfied the criteria for receiving a Soliciting Dealer Fee (including, without limitation, the submission of the appropriate documentation without defects or irregularities and in respect of bona fide tenders). Other than the foregoing, no fees or commissions have been or will be paid by us to any broker, dealer or other person, other than the Dealer Manager, the Exchange Agent and the Information Agent, in connection with the Exchange Offer and this proxy solicitation.

A soliciting dealer is a retail broker designated in the soliciting dealer form and is:

•	a broker or dealer in securities, which is a member of any national securities exchange in the United States or of the Financial Industry Regulatory Authority, Inc.; or

•	a bank or trust company located in the United States.

The cost of the proxy solicitation services provided by the soliciting dealers will be approximately $150,000 if all shares of Preferred Stock are tendered and accepted by the Corporation.

DEALER MANAGER FEE

The Corporation will pay the Dealer Manager a fee in an amount equal to (i) 0.80% of the aggregate liquidation preference of the Preferred Stock (a) accepted by the Corporation in the Exchange Offer from previously identified holders of Preferred Stock or (b) with respect to which such previously identified holders of Preferred Stock grant a proxy in favor of the Preferred Stock Amendment, plus (ii) 1.50% of the aggregate liquidation preference of the Preferred Stock (a) accepted by the Corporation in the Exchange Offer from any other holder of Preferred Stock or (b) with respect to which such other holders of Preferred Stock grant a proxy in favor of the Preferred Stock Amendment. We will pay the Dealer Manager a retainer fee, less the amounts previously noted.

DESCRIPTION AND COMPARISON OF PREFERRED STOCK AND COMMON STOCK RIGHTS

Our Restated Articles of Incorporation authorize the issuance of 2,000,000,000 shares of Common Stock, par value $0.10 per share, and 50,000,000 shares of Preferred Stock, par value $1.00 per share. The following summary describes the rights of holders of shares of Preferred Stock and holders of shares of Common Stock set forth in our Restated Articles of Incorporation, including the Certificates of Designation, and our by-laws (the “By-Laws”).

GOVERNING DOCUMENTS AND GOVERNING LAW

Preferred Stock: Holders of shares of Preferred Stock have the rights set forth in our Restated Articles of Incorporation, including the applicable Certificate of Designation, the By-Laws and Puerto Rico law.

Common Stock: Holders of shares of our Common Stock have the rights set forth in our Restated Articles of Incorporation, the By-Laws and Puerto Rico law.

DIVIDENDS AND DISTRIBUTIONS

On July 30, 2009, we announced the suspension of dividends on each series of our Preferred Stock and our Common Stock effective August 2009. Further, we cannot pay dividends until all applicable regulatory requirements and approvals have been met or obtained.

Preferred Stock: Shares of Preferred Stock rank senior to shares of Common Stock and any other stock that is expressly junior to Preferred Stock as to payment of dividends. Dividends on shares of Preferred Stock are payable monthly and are not mandatory or cumulative. Holders of shares of Preferred Stock are entitled to receive dividends, when, as, and if declared by our Board of Directors, out of funds legally available for dividends.

Common Stock: Subject to the preferential rights of any other class or series of capital stock, including Preferred Stock, holders of our Common Stock are entitled to receive dividends when and as declared by our Board of Directors out of funds legally available for the payment of dividends. In general, so long as any shares of Preferred Stock remain outstanding and unless and until we meet various federal regulatory considerations and receive regulatory approval, we cannot declare, set apart or pay any dividends on shares of our Common Stock unless all accrued and unpaid dividends on our Preferred Stock for the twelve monthly dividend periods ending on the immediately preceding dividend payment date have been paid or are paid contemporaneously and the full monthly dividend on our Preferred Stock for the then current month has been or is contemporaneously declared and paid or declared and set apart for payment.

RANKING

Preferred Stock: Each series of Preferred Stock currently ranks senior to the Common Stock with respect to dividend rights and rights upon liquidation, dissolution or winding-up of the Corporation. Each series of Preferred Stock is equal in right of payment with the other outstanding series of shares of Preferred Stock. The liquidation preference of the shares of Preferred Stock is $25 per share, plus accrued and unpaid dividends thereon for the current monthly dividend period to the date of distribution.

Common Stock: The Common Stock ranks junior with respect to dividend rights and rights upon liquidation, dissolution or winding-up of the Corporation to all other securities and indebtedness of the Corporation.

CONVERSION RIGHTS

None of the shares of Preferred Stock or Common Stock are convertible into other securities.

VOTING RIGHTS

Preferred Stock: Whenever dividends remain unpaid on the shares of Preferred Stock or any other class or series of Preferred Stock that ranks on a parity with shares of Preferred Stock as to payment of dividends and has equivalent voting rights (“Parity Stock”) for 18 monthly dividend periods (whether or not consecutive), the holders of the shares of Preferred Stock together with holders of Parity Stock, voting separately as a single class, have the right, pursuant to procedures set forth in the applicable Certificate of Designation and subject to the current proposal to eliminate this right through the Preferred Stock Amendment, to appoint two additional members of our Board of Directors, thereby increasing the size of our Board of Directors by two members. When the Corporation has paid full dividends on any class or series of non-cumulative Parity Stock for at least 12 consecutive monthly dividend periods following such non-payment, and has paid cumulative dividends in full on any class or series of cumulative Parity Stock, the voting rights will cease and the authorized number of directors will be reduced by two.

Holders of shares of each series of Preferred Stock have the right to one vote per share, with respect to:

•

any amendment, alteration or repeal of the provisions of the Restated Articles of Incorporation, including the relevant Certificate of Designation, or By-Laws that would alter or change the voting powers, preferences or special rights of such series of shares of Preferred Stock; or

•

any amendment or alteration of the Restated Articles of Incorporation to authorize or increase the authorized amount of any shares of, or any securities convertible into shares of, any of the Corporation’s capital stock ranking senior to such series of shares of Preferred Stock;

except, in the case of the Series B, C, D and E Preferred Stock, only if any such amendment, alteration or repeal would affect the holders materially and adversely.

In such cases, approval of holders of at least two-thirds of the aggregate liquidation preference of the outstanding shares of each such affected series of Preferred Stock is required.

Common Stock: Holders of shares of our Common Stock are entitled to one vote per share on all matters voted on by the Corporation’s stockholders. There are no cumulative voting rights for the election of directors. The United States Department of the Treasury (“Treasury”) has agreed to vote, or cause to be voted, the shares of Common Stock that it holds and any shares that it may acquire pursuant to the amended and restated warrant that it holds, except with respect to certain matters, in the same proportion as the votes on all other outstanding shares of Common Stock. Treasury has discretionary authority to vote on the election and removal of directors, the approval of any business combination or sale of substantially all of the assets or property of the Corporation, the approval of any dissolution of the Corporation, the approval of any issuance of any securities of the Corporation on which holders of Common Stock are entitled to vote, the approval of any amendment to our Restated Articles of Incorporation or By-Laws on which holders of Common Stock are entitled to vote, and on any other matters reasonably incidental to those matters, as determined by Treasury.

REDEMPTION

Preferred Stock: The Corporation may redeem all or a portion of each series of shares of Preferred Stock, at its option at $25 per share, on any dividend payment date for which dividends have been declared in full. Shares of Preferred Stock are not redeemable at the option of the holders.

Common Stock: The Corporation has no obligation or right to redeem our Common Stock.

LISTING

Preferred Stock: Each series of Preferred Stock was listed for trading on the New York Stock Exchange (“NYSE”) through January 13, 2012 and is currently traded in the over-the-counter market on the OTCQB.

Common Stock: The Common Stock is listed for trading on the NYSE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information as of February 7, 2013, unless otherwise specified, with respect to shares of our Common Stock beneficially owned by: (1) each person known to us to be the beneficial owner of more than 5% of our Common Stock; (2) each director and each executive officer named in the Summary Compensation Table in our Proxy Statement dated April 30, 2012; and (3) all directors and executive officers as a group. This information has been provided by each of the directors and executive officers at our request or derived from statements filed with the SEC pursuant to Section 13(d), 13(g), or 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Beneficial ownership of securities means the possession, directly or indirectly, through any formal or informal arrangement, either individually or in a group, of voting power (which includes the power to vote, or to direct the voting of, such security, including the ability to grant proxies) and/or investment power (which includes the power to dispose of, or to direct the disposition of, such security). Unless otherwise indicated, to the Corporation’s knowledge each of the beneficial owners identified below has sole voting and dispositive power over the shares.

As of February 7, 2013, directors and executive officers of the Corporation did not own shares of the Corporation’s Preferred Stock. The Corporation does not have knowledge of any current beneficial owner of more than 5% of any series of the Corporation’s Preferred Stock.

(1)	Beneficial Owners of More Than 5% of our Common Stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(a)
Thomas H. Lee Advisors (Alternative), VI, Ltd.	50,684,485	(b)	24.58%
c/o Walkers Corporate Services Limited
Walker House, 87 Mary Street
Geargetown, E9, KY1-9001
Entities affiliated with Oaktree Principal Fund V (Delaware), L.P. and	50,684,485	(c)	24.58%
Oaktree FF Investment Fund AIF (Delaware), L.P.
c/o Oaktree Capital Management, L.P.
333 South Grand Avenue, 28th Floor
Los Angeles, CA 90071
Wellington Management Company, LLP.	20,336,087	(d)	9.86%
c/o Wellington Management Company, LLP
280 Congress Street
Boston, MA 02210
United States Department of the Treasury	34,227,696	(e)	16.49%
1500 Pennsylvania Avenue Northwest
Washington, DC 20229

(a)	Based on 206,235,465 shares of Common Stock outstanding as of February 7, 2013.
(b)	Based on a Schedule 13D filed with the SEC on October 17, 2011 and a Form 4 filed on October 14, 2011, Thomas H. Lee Advisors (Alternative) VI, Ltd. has shared voting and dispositive power with respect to 50,684,485 shares of Common Stock; Thomas H. Lee (Alternative) Fund VI, L.P. has shared voting and dispositive power with respect to 27,873,153 shares; Thomas H. Lee (Alternative) Parallel Fund VI, L.P. has shared voting and dispositive power with respect to 18,874,216 shares; Thomas H. Lee (Alternative) Parallel (DT) Fund VI, L.P. has shared voting and dispositive power with respect to 3,296,946 shares; and THL FBC Equity Investors, L.P. has shared voting and dispositive power with respect to 640,170 shares. Voting and investment control over the securities is acted upon by majority vote of the members of a nine-member committee, the members of which are Todd M. Abbrecht, Charles A. Brizius, Anthony J. DiNovi, Thomas M. Hagerty, Scott L. Jaeckel, Seth W. Lawry, Soren L. Oberg, Scott M. Sperling and Kent R. Weldon (the “THL Committee”). As such, each member of the THL Committee may be deemed to share voting and dispositive power with respect to such securities. Each member of the THL Committee disclaims beneficial ownership of all shares reported herein except to the extent of any pecuniary interest therein.

(c)	Based on a Form 4 filed with the SEC on August 7, 2012, Form 4s filed with the SEC on October 28, 2011, and a Schedule 13D filed with the SEC on October 17, 2011, by each of Oaktree Principal Fund V (Delaware), L.P. (the “PF V Fund”), Oaktree FF Investment Fund AIF (Delaware), L.P. (the “AIF Fund” and, together with the PF V Fund, the “Oaktree Funds” or “Oaktree”), Oaktree Capital Group Holdings GP, LLC (“OCGH GP”), in its capacity as the manager of Oaktree Capital Group, LLC (“OCG”) and the controlling shareholder of Oaktree AIF Holdings, Inc. (“Oaktree AIF Holdings”), OCG, in its capacity as managing member of Oaktree Holdings, LLC (“Oaktree Holdings”), Oaktree Holdings, in its capacity as managing member of OCM Holdings I, LLC (“Oaktree Holdings I”), Oaktree Holdings I, in its capacity as general partner of Oaktree Capital I, L.P. (“Oaktree Capital I”), Oaktree Capital I, in its capacity as general partner of Oaktree Fund GP I, L.P. (“Oaktree Fund GP I”), Oaktree Fund GP I, in its capacity as managing member of Oaktree Fund GP, LLC (“Oaktree Fund GP”), Oaktree Fund GP, in its capacity as general partner of the PF V Fund, Oaktree AIF Holdings, in its capacity as general partner of Oaktree AIF Investments, L.P. (“Oaktree AIF Investments”), Oaktree AIF Investments, in its capacity as general partner of Oaktree Fund GP III, L.P. (“Oaktree GP III”), Oaktree GP III, in its capacity as sole member of Oaktree Fund GP AIF, LLC (“Oaktree GP AIF”), Oaktree GP AIF, in its capacity as general partner of Oaktree Fund AIF Series, L.P. — Series I (“Oaktree AIF” and, together with Oaktree Capital Group Holdings, L.P., OCGH GP, OCG, Oaktree Holdings, Oaktree Holdings I, Oaktree Capital I, Oaktree Fund GP I, Oaktree Fund GP, Oaktree AIF Holdings, Oaktree AIF Investments, Oaktree GP III and Oaktree GP AIF, collectively, the “Oaktree Entities”), and Oaktree AIF, in its capacity as general partner of the AIF Fund, the reporting persons may be deemed to beneficially own the 41,931,274 shares of Common Stock directly owned by the PF V Fund and/or the 8,753,211 shares of Common Stock directly owned by the AIF Fund. Each Oaktree Entity disclaims beneficial ownership of all shares reported herein except to the extent of their respective pecuniary interest therein. OCGH GP is managed by an executive committee, which controls the decisions of the OCGH GP with respect to the vote and disposition of the shares held by the PF V Fund and the AIF Fund. The members of such committee are Howard S. Marks, Bruce A. Karsh, John B. Frank, David M. Kirchheimer, Sheldon M. Stone, Larry W. Keele, Stephen A. Kaplan and Kevin L. Clayton (the “OCGH GP Members”). By virtue of Mr. Harmon’s voting and investment authority with respect to Oaktree Fund GP I and Oaktree GP III, Mr. Harmon may be deemed to have a beneficial ownership interest in the shares reported herein. Each Oaktree Entity, each OCGH GP Member, and Mr. Harmon disclaim beneficial ownership of all shares reported herein except to the extent of their respective pecuniary interest therein.
(d)	Based on a Schedule 13G filed with the SEC on February 14, 2012, Wellington Management Company, L.L.P. (“Wellington”) disclosed that, in its capacity as an investment advisor, it had shared voting and dispositive power over 20,220,300 shares, which are owned of record by several institutional investors advised by Wellington, including Ithan Creek Investors II USB, LLC; Bay Pond Partners, L.P; Bay Pond Investors USB, LLC; Ithan Creek Investors USB, LLC; Wolf Creek Partners, L.P; and Wolf Creek Investors USB, LLP. On March 14, 2012, the Corporation sold 115,787 additional shares of Common Stock to Ithan Creek Investors II USB, LLC.
(e)	Consists of 32,941,797 shares of Common Stock that the Corporation issued to Treasury on October 7, 2011 upon conversion of all of the Corporation’s outstanding Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series G, and 1,285,899 shares of Common Stock underlying a warrant it acquired from the Corporation on January 16, 2009, which was amended and restated on July 20, 2010, that is exercisable at an exercise price of $3.29 per share. Treasury has sole dispositive and voting power over its shares but may vote the shares only in accordance with the terms of its exchange agreement with the Corporation dated July 7, 2010, as amended. The exercise price and the number of shares issuable upon exercise of the warrant are subject to further adjustments under certain circumstances to prevent dilution. The warrant expires on October 7, 2021 and is exercisable in whole or in part at any time.

(2)	Beneficial Ownership of Directors and Executive Officers:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(a)		Percent of Class
Directors
Aurelio Alemán-Bermúdez, President & Chief Executive Officer	192,349		*
Thomas M. Hagerty	50,691,970	(b)	24.58%
Michael P. Harmon	50,691,970	(c)	24.58%
Roberto R. Herencia, Chairman of the Board	312,166		—
José Menéndez-Cortada	33,486		*
Fernando Rodríguez-Amaro	12,704		*
José F. Rodríguez-Perelló	127,485		*
Robert T. Gormley	6,097		*
Executive Officers
Victor Barreras-Pellegrini, Treasurer & Senior Vice President	14,666		*
Orlando Berges-González, Executive Vice President & Chief Financial Officer	80,999		*
Lawrence Odell, Executive Vice President, General Counsel & Secretary	86,999		*
Cassan Pancham, Executive Vice President and Business Group Executive	58,608		*
All current directors and Executive Officers as a group (19 persons as a group)	102,593,856		49.73%

*	Less than 1% of our outstanding Common Stock.
(a)	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of a security if that person has the right to acquire beneficial ownership of such security within 60 days. Therefore, it includes the number of shares of Common Stock that could be purchased by exercising stock options that were exercisable on February 7, 2013 or within 60 days after that date, even though the exercise prices of those options significantly exceed the market price, as follows: Mr. Alemán-Bermúdez, 33,600; Mr. Odell, 11,666; Mr. Pancham, 5,998; Mr. Barreras-Pellegrini 4,666 and all current directors and executive officers as a group, 75,859. Also, it includes shares granted under the First BanCorp 2008 Omnibus Incentive Plan, subject to transferability restrictions and/or forfeiture upon failure to meet vesting conditions, as follows: Mr. Alemán-Bermúdez, 93,750; Mr. Berges-González 75,000; Mr. Odell, 72,000; Mr. Pancham, 45,000; Mr. Barreras-Pelligrini, 10,000 and all current directors and executive officers as a group, 493,250. These amounts do not include shares of Common Stock represented by units in a unitized stock fund under our Defined Contribution Plan.
(b)	Mr. Hagerty is the Board representative for THL, which currently owns 24.58% of our Common Stock. See — “Beneficial Owners of More Than 5% of our Common Stock” for information concerning THL’s ownership.
(c)	Mr. Harmon is the Board representative for Oaktree, which currently owns 24.58% of our Common Stock. See — “Beneficial Owners of More Than 5% of our Common Stock” for information concerning Oaktree’s ownership.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY AND EXCHANGE OFFER MATERIALS

This Proxy Statement, including the attachment, the forms of proxy (which are included in the letter of transmittal, which is an exhibit to the Prospectus), and the Prospectus are available at http://www.edocumentview.com/FBP2.

STOCKHOLDER PROPOSALS

SEC rules and regulations require that proposals that stockholders would like included in a company’s proxy materials must be received by the Secretary of the Corporation no later than 120 days before the first anniversary of the date on which the previous year’s proxy statement was first mailed to stockholders unless the date of the annual meeting has been changed by more than 30 days from the date of the previous year’s meeting. When the date is changed by more than 30 days from the date of the previous year’s meeting, the deadline is a reasonable time before the company begins to print and send its proxy materials. The Corporation expects to hold its 2013 Annual Meeting of Stockholders on or before April 25, 2013, subject to the right of the Board to change such date based on changed circumstances.

The due date for a proposal that a stockholder wanted considered for presentation at the 2013 Annual Meeting and included in the Corporation’s proxy statement and form of proxy used in connection with such meeting was November 28, 2012. Any such proposal must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act.

Under the Corporation’s By-Laws, if a stockholder seeks to propose a nominee for director for consideration at the annual meeting of stockholders, notice must be received by the Corporate Secretary at least 30 days prior to the date of the annual meeting of stockholders. Accordingly, under the By-Laws, any stockholder nominations for directors for consideration at the 2013 Annual Meeting must be received by the Secretary of the Corporation at the principal executive offices of the Corporation no later than March 26, 2013.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We incorporate by reference into this Proxy Statement the unaudited financial statements and related notes and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012, and September 30, 2012 filed with the SEC on May 11, 2012, August 9, 2012, as amended on September 6, 2012, and November 9, 2012, respectively, and the audited financial statements and related notes and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC on March 13, 2012. We also incorporate by reference the Form 8-K filed on March 16, 2012, which relates to the change in our independent registered public accounting firm. The information incorporated by reference is considered to be a part of this Proxy Statement. You may also access this information at our website at www.firstbankpr.com. No additional information on our website is deemed to be part of or incorporated by reference into this Proxy Statement.

Each person to whom this Proxy Statement is delivered may request additional copies of this document, the Prospectus or the Registration Statement, other than an exhibit to the Registration Statement unless that exhibit is specifically incorporated by reference into the document, and the incorporated information at no cost, by writing to or calling the Corporate Secretary at:

First BanCorp.

P.O. Box 9146

San Juan, Puerto Rico 00908-0146

(787)729-8041

By Order of the Board of Directors,

By:	/s/ Lawrence Odell
Lawrence Odell
Secretary

ATTACHMENT A

Form of Amendment to Certificate of Designation for each Series of Preferred Stock

FIRST AMENDMENT TO

CERTIFICATE OF DESIGNATION

OF

[    ]% NONCUMULATIVE PERPETUAL MONTHLY INCOME

PREFERRED STOCK, SERIES [    ]

OF

FIRST BANCORP.

First BanCorp., a corporation organized and existing under the laws of the Commonwealth of Puerto Rico (the “Corporation”), in accordance with the provisions of the Puerto Rico General Corporations Act (the “Act”), does hereby certify that:

On [                    ], the Corporation filed with the Secretary of State for the Commonwealth of Puerto Rico a Certificate of Designation of [    ]% Noncumulative Perpetual Monthly Income Preferred Stock, Series [    ] (the “Certificate of Designation”) that created a series of Preferred Stock of the Corporation designated as “[    ]% Noncumulative Perpetual Monthly Income Preferred Stock, Series [    ]” (the “Designated Preferred Stock”). The Board of Directors of the Corporation, in accordance with the Restated Articles of Incorporation, as amended, the By-Laws of the Corporation and Section 3682 of the Puerto Rico Corporations Act adopted the following resolution on             ,             , amending the terms and conditions applicable to the Designated Preferred Stock. The stockholders of the Corporation approved and the Corporation provided notice as required by Section 3657 of the Puerto Rico Corporations Act, of the following amendment, amending the terms and conditions applicable to the Designated Preferred Stock.

RESOLVED, that the following text, which is in paragraph 2 of Section F., Voting Rights, of the Certificate of Designation, is hereby deleted in its entirety and shall be replaced with the word “Reserved”:

If the Corporation does not pay dividends in full on the Series      Preferred Stock for eighteen monthly dividend periods (whether consecutive or not), the holders of outstanding shares of the Series      Preferred Stock, together with the holders of any other shares of stock of the Corporation having the right to vote for the election of directors solely in the event of any failure to pay dividends, acting as a single class without regard to series, will be entitled, by written notice to the Corporation given by the holders of a majority in liquidation preference of such shares or by ordinary resolution passed by the holders of a majority in liquidation preference of such shares present in person or by proxy at a separate general meeting of such holders convened for the purpose, to appoint two additional members of the Board of Directors of the Corporation, to remove any such member from office and to appoint another person in place of such member. Not later than 30 days after such entitlement arises, if written notice by a majority of the holders of such shares has not been given as provided for in the preceding sentence, the Board of Directors or an authorized committee thereof will convene a separate general meeting for the above purpose. If the Board of Directors or such authorized committee fails to convene such meeting within such 30-day period, the holders of 10% of the outstanding shares of the Series      Preferred Stock and any such other stock will be entitled to convene such meeting. The provisions of the Certificate of Incorporation and By-laws of the Corporation relating to the convening and conduct of general meetings of stockholders will apply with respect to any such separate general meeting. Any member of the Board of Directors so appointed shall vacate office if, following the event which gave rise to such appointment, the Corporation shall have resumed the payment of dividends in full on the Series      Preferred Stock and each such other series of stock for twelve consecutive monthly dividend periods.

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IN WITNESS WHEREOF, First BanCorp. has caused this First Amendment to the Certificate of Designation to be signed by Lawrence Odell, its Executive Vice President, General Counsel and Secretary, this [    ] day of [            ],             .

FIRST BANCORP.

By:
Name:	Lawrence Odell
Title:	Executive Vice President, General Counsel and Secretary